Exhibit 10.1
VOTING AND PROXY AGREEMENT
     THIS VOTING AND PROXY AGREEMENT (this “Agreement”) is made and entered into as of May 16, 2010 by and between Eduard Michel, M.D., Ph.D. (the “Stockholder”) and Viking Holdings LLC, a Delaware limited liability company (“Parent”).
     WHEREAS, concurrently herewith, Parent, Viking Acquisition Corporation, a Delaware corporation ( “Merger Sub”), and Virtual Radiologic Corporation, a Delaware corporation (the “Company”) have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company;
     WHEREAS, as of the date of this Agreement, the Stockholder (i) owns 881,692 shares of Company Common Stock, and (ii) is the trustee of a grantor retained annuity trust for the benefit of Stockholder’s children (the “Michel Trust”) that owns 100,000 shares of Company Common Stock (such Company Common Stock held by the Stockholder, the Company Common Stock held by the Michel Trust and any other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, whether by purchase or by vesting of Company Restricted Stock or upon exercise of options (whether such options are held as of the date of this Agreement or acquired after the date hereof) warrants, conversion of other convertible securities or otherwise, being collectively referred to herein as the “Shares”);
     WHEREAS, obtaining appropriate stockholder approval is a condition to the Merger;
     WHEREAS, as an inducement to Parent to enter into the Merger Agreement, Parent and the Stockholder have agreed to enter into this Agreement; and
     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
          Section 1. No Shop
               (a) General. Until the Termination Date, the Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) shall not, and shall not authorize or permit any of his representatives (the “Representatives”) to, directly or indirectly, (i) solicit, initiate or knowingly encourage an Acquisition Proposal, (ii) furnish or disclose to any third Person non-public information with respect to an Acquisition Proposal, (iii) negotiate or engage in discussions with any third Person with respect to an Acquisition Proposal, (iv) enter into any agreement (whether or not binding) or agreement in principle with respect to an Acquisition Proposal or (v) otherwise cooperate in any way with, or assist or participate in, any effort or attempt by another Person to do or seek any of the foregoing.
               (b) Ongoing Discussions. The Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) shall (and shall cause his Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing. The Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) agrees, until the Termination Date, not to (and to cause his

Representatives not to) release any third party from the confidentiality and standstill provisions of any agreement relating to the Company or any of its Subsidiaries.
               (c) Fiduciary Duties. Nothing in this Agreement shall limit or restrict the Stockholder in his capacity as a director and officer of the Company and exercising his fiduciary duties in such capacity.
          Section 2. Agreement to Vote; Restrictions on Dispositions; Irrevocable Proxy.
               (a) Agreement to Vote. The Stockholder hereby agrees, until the Termination Date, to vote or cause to be voted the Shares or execute or cause to be executed a written consent in respect thereof, (i) for approval and adoption of the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement, as applicable, at any meeting or meetings of the stockholders of the Company at which the Merger Agreement or the transactions contemplated thereunder are submitted for the vote of the Stockholder or in any written consent in respect thereof, (ii) against any other Acquisition Proposal, without regard to any Board recommendation to stockholders concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, (iii) against any agreement, amendment of any agreement (including the Company’s Certificate of Incorporation or By-Laws), or any other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone, or discourage the transactions contemplated by the Merger Agreement, other than those specifically contemplated by this Agreement or the Merger Agreement, and (iv) against any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with the procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for the purposes of recording such vote (or consent).
               (b) Restrictions on Dispositions. The Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) hereby agrees, until the Termination Date, that, without the prior written consent of Parent, the Stockholder shall not, directly or indirectly, sell, offer to sell, give, pledge, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement, arrangement or understanding to sell, any Shares (collectively, “Transfer”).
               (c) Irrevocable Proxy. In furtherance of the Stockholder’s agreement in Section 2(a) above and subject to Section 2(f) and the last two sentences of this Section 2(c), the Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) hereby irrevocably (until the Termination Date) appoints Parent or Parent’s designee as the Stockholder’s agent, attorney and proxy, to vote (or cause to be voted) the Shares in accordance with Section 2(a) hereof. This proxy is irrevocable (pursuant to Section 212(e) of the DGCL) until the Termination Date and coupled with an interest and is granted in consideration of the Company, Parent and Merger Sub entering into the Merger Agreement. In the event that the Stockholder fails for any reason to vote (or cause to be voted) the Shares in accordance with the requirements of Section 2(a) hereof, then the proxyholder shall have the right to vote the Shares in accordance with the provisions of the first sentence of this Section 2(c). The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of the Shares and a vote by the Stockholder of the Shares.
               (d) Revocation of Prior Proxies. The Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) hereby revokes any and all prior proxies or powers of attorney given by the Stockholder prior to the execution hereof with respect to any Shares inconsistent with the terms of this Section 2.
               (e) No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder, directly or indirectly (in his capacity as a stockholder and as the trustee of the Michel Trust) (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares owned beneficially or of record by the Stockholder, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares owned beneficially or of record by the Stockholder and (iii) has not entered into any agreement or knowingly taken any action (and shall not enter into any agreement or knowingly take any action ) that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing the Stockholder from performing any of his material obligations under this Agreement.
               (f) Except as set forth in Section 2(a), the Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. In addition, nothing in this Agreement shall give Parent or Parent’s designee the right to vote any Shares at any meeting of the stockholders of the Company other than as provided in Section 2(c).
          Section 3. Representations, Warranties and Covenants of the Stockholder. The Stockholder (in his capacity as a stockholder and as the trustee of the Michel Trust) represents and warrants to Parent as follows: (i) the Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform his obligations hereunder; (ii) this Agreement has been duly executed and delivered by the Stockholder and the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder; (iii) assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors, rights generally and by general equitable principles; (iv) the execution and delivery of this Agreement by the Stockholder does not conflict with or violate any law or agreement binding upon him nor require any consent, notification, regulatory filing or approval and (v) except for restrictions in favor of Parent pursuant to this Agreement and except for the transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various States of the United States, the Stockholder owns, beneficially, or has control over, all of the Shares, as applicable, free and clear of any proxy, voting restriction, adverse claim or other lien and has voting power and power of disposition with respect to all Shares, with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto and no Person other than the Stockholder has any right to direct or approve the voting or disposition of any

Shares, except in the case of clause (iv) and (v) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Stockholder to perform his obligations hereunder. Notwithstanding anything contained to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder, solely in his capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with (i) his fiduciary duties in such capacity and (ii) the Merger Agreement. Furthermore, the Stockholder, who is a director and officer, of the Company does not make any agreement or understanding herein solely in his capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of the Stockholder solely in his capacity as a director or officer of the Company.
          Section 4. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been fully executed and delivered and be in full force and effect, and this Agreement shall become effective at such time. This Agreement shall automatically terminate and be of no further force or effect upon (i) the mutual written consent of the Parent and the Stockholder, (ii) any material amendment, supplement or modification to the Merger Agreement solely with respect to a decrease in the Merger Consideration or a change in the form of the consideration payable to stockholders or (iii) the termination of the Merger Agreement in accordance with its terms or upon the consummation of the Merger (other than with respect to this Section 4 and Section 5, which shall survive any termination of this Agreement) (with respect to each of (i), (ii) and (iii), as applicable, the “Termination Date").
          Section 5. Miscellaneous.
               (a) Waiver of Appraisal Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that he may have (if any) under applicable law.
               (b) Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.
               (c) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the Persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):
If to Parent, to
Viking Holdings LLC
c/o Providence Equity Partners
50 Kennedy Plaza, 18th Floor

Providence, RI 02903
Facsimile: (401) 751-1790
Attention: Peter O. Wilde
and
Viking Holdings LLC
c/o Providence Equity Partners
9 West 57th Street, Suite 4700
New York, New York 10019
Facsimile: (212) 644-1200
Attention: Jesse M. Du Bey
with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges, LLP
50 Kennedy Plaza, 11th Floor
Facsimile: (401) 278-4701
Attention: David K. Duffell, Esq.
and
Weil, Gotshal & Manges, LLP
767 Fifth Avenue, 31st Floor
New York, New York 10153
Facsimile: (212) 310-8007
Attention: Michael E. Weisser, Esq.
If to the Stockholder, to
Eduard Michel, M.D., Ph.D.
c/o Virtual Radiologic Corporation
11995 Singletree Lane, Suite 500
Minnetonka, MN 55344
with a copy to (which shall not constitute notice):
Oppenheimer Wolff & Donnelly LLP
Plaza VII, Suite 3300
45 South Seventh Street
Minneapolis, MN 55402
Facsimile: (612) 607-7100
Attention: Bruce Machmeier, Esq. and William McDonald, Esq.
               (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Parent and the Stockholder.

               (e) Successors and Assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Parent may, without the consent of the Stockholder, assign any of its rights and delegate any of its obligations under this Agreement to any Affiliate of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. Notwithstanding any Transfer of Shares consistent with this Agreement, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement.
               (f) No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except as such rights as may inure to a successor or permitted assignee under Section 5(e).
               (g) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
               (h) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter other than the Merger Agreement and any other agreement, document or instrument expressly referenced therein.
               (i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or unenforceability of any other provisions of this Agreement.
               (j) Specific Performance; Remedies Cumulative. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.
               (k) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
               (l) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.
               (m) Jurisdiction. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby (and agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by him or it except in such courts). Each of the parties hereto, irrevocably and unconditionally, waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court of the United States located in the State of Delaware , or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Stockholder also agrees that any final and unappealable judgment against such party in connection with any such action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
               (n) Waiver of Jury Trial. The Stockholder hereby waives, to the fullest extent permitted by applicable law, any right he may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. The Stockholder (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he has been induced to enter into this Agreement by, among other things, the consideration received by the Stockholder in respect of the Shares pursuant to the transactions contemplated by the Merger Agreement.
               (o) Drafting and Representation. The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.
               (p) Name, Captions, Gender. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.
               (q) Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT

VIKING HOLDINGS LLC

By:	/s/ Jesse Du Bey
Name: Jesse Du Bey
Title: President
(MICHEL VOTING AND PROXY AGREEMENT SIGNATURE PAGE — VIKING HOLDINGS LLC)

THE STOCKHOLDER

/s/ Eduard Michel, M.D. Eduard Michel, M.D.
(MICHEL VOTING AND PROXY AGREEMENT SIGNATURE PAGE — VIKING HOLDINGS LLC)